UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2011

PLC Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

PLC Systems, Inc. 10 Forge Park Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  508-541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On November 5, 2010,  PLC Systems, Inc., a Yukon Territory corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with PLC Medical Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, PLC Sistemas Medicos Internacionais (Deutschland) GmbH, a German corporation and a wholly owned subsidiary of the Company, and Novadaq Corp., a Delaware corporation (the “Buyer”), providing for the sale of substantially all of the assets of the Company’s CO2 transmyocardial revascularization business (the “TMR Business”) to the Buyer (the “Asset Sale”).  As described in Item 5.07, the Company’s stockholders approved the Asset Sale.

In consideration of the Asset Sale, the Purchase Agreement provides that the Buyer will pay the Company $1,000,000 in cash at the closing of the Asset Sale (the “Closing”).

The Purchase Agreement provides that the Company will retain all cash and cash equivalents, all receivables, certain inventory and other property specified in the Purchase Agreement, its equity interests in its subsidiaries and all liabilities related to the TMR Business other than liabilities that begin to accrue after the Closing related to contracts assumed by the Buyer.  The Purchase Agreement also provides that the Buyer will assume continuing obligations under customer service agreements specified in the Purchase Agreement (the “Customer Service Obligations”).

On February 1, 2011, the Company and the Buyer completed the Asset Sale pursuant to the Purchase Agreement.  The Company received $1,000,000 in proceeds from the Asset Sale, plus the total of the Customer Service Obligations as of the Closing.

The Company intends to use the proceeds from the Asset Sale to advance its RenalGuard business, to further extend the time frame during which the Company can continue to operate and to attempt to secure additional funding, for which there can be no assurance that the Company will be successful in obtaining, which will be necessary to sustain its ongoing operations, or otherwise find a purchaser for the Company or its RenalGuard assets.  The Company does not intend to distribute any proceeds from the Asset Sale to Company stockholders.

On February 2, 2011, the Company issued a press release announcing the completion of the Asset Sale.  This press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of the Company was held on January 31, 2011.  At the special meeting, stockholders of the Company holding an aggregate of 14,009,430 shares of the Company’s capital stock, voted on the following proposals:

1.             To approve the sale of substantially all of the assets of the Company’s TMR Business, other than cash and cash equivalents, accounts receivable and certain other assets, pursuant to the Purchase Agreement.

For	Against	Abstain	Broker Non-Votes

13,746,052	238,581	24,797	0

2.             To approve an adjournment of the special meeting, if necessary, for a period of not more than 30 days to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Asset Sale.

For	Against	Abstain	Broker Non-Votes

13,739,674	162,941	106,815	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1*                    Asset Purchase Agreement dated November 5, 2010 by and among the Registrant, PLC Medical Systems, Inc., PLC Sistemas Medicos Internacionais (Deutschland) GmbH, Novadaq Corp. and Novadaq Technologies Inc. (incorporated by reference to Exhibit No. 2.1 to registrant’s current report on Form 8-K filed November 10, 2010)

99.1                           Press Release issued February 2, 2011

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS, INC.

Date: February 4, 2011	By:	/s/ Mark R. Tauscher
Mark R. Tauscher, President and Chief Executive Officer